Exhibit 32.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Executive Officer and Acting Chief Financial Officer of The Estate Vault, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the three and three month period ended February 28, 2009, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 24, 2009

By:	/s/ Boyd Soussana
Boyd Soussana Chief Executive Officer & Acting Chief Financial Officer